EXHIBIT  2.4


                        FORM OF SHARES ESCROW AGREEMENT

                  THIS AGREEMENT dated the 29th day of June, 1998, between The Recovery Network, Inc., a Colorado corporation (the "Company"), the parties identified on Schedule A hereto (the "Holder" or "Holders") and Grushko & Mittman (the "Escrow Agent"):

                              W I T N E S S E T H:

                  WHEREAS,   the  Company  and  Holder  have   entered   into  a
Subscription Agreement ("Subscription Agreement") calling for the sale by the Company of the Company's Common Stock ("Company Shares") and Warrants ("Warrants") for the aggregate purchase price of $2,500,000 to the Holders in the denominations set forth on Schedule A hereto, against payment therefor; and

                  WHEREAS, Section 10.1(iv) of the Subscription Agreement requires the Company to deposit the Registration Escrow (as defined in the Subscription Agreement) with the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

                  WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

                  NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

         1.1 Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

                  (b)  "Registration   Escrow"  means  the  Registration  Escrow
described in Section 10.1(iv) of the Subscription Agreement.

                  (c) "Funds Escrow" means the funds portion of the Registration Escrow as described in and to be held in escrow pursuant to Section 10.1(iv) of the Subscription Agreement.

                  (d) "Escrowed Securities" means the Company Shares, Company Warrants, Placement Shares and Placement Agent Commissions components of the Registration Escrow described in Sections 6 and 10.1(iv) of the Subscription Agreement, together with Additional Shares, as defined in Section 9.1(a) of the Registration Escrow and the additional shares described in Section 10.1(iv) of the Subscription Agreement.

         1.2 Entire Agreement. This Agreement together with the Subscription Agreement and Convertible Note constitute the entire agreement between the parties hereto pertaining to the Escrowed Stock and Registration Escrow and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

         1.3 Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

         1.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

         1.5 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

         1.7 Consents to Service of Process. The Company and the Holder each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in the State of New York, each as may have competent jurisdiction, in connection with any action, submit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive personal service of any summons, complaint or other process and agree that the service hereto may be made by certified or registered mail directed to such person at such person's address for purpose of notice hereunder.

         1.8 Fees. The Company shall pay the Escrow Agent a fee of $5,000 in connection with the Escrow Agent's services hereunder. The Escrow Agent shall be paid by the Company an additional fee of $2,500 (without apportionment) on each anniversary of the date of this Agreement upon which the Escrow Agent is holding any Company Documents or Subscriber Documents.

                                   ARTICLE II

                    STOCK TO BE DELIVERED TO THE ESCROW AGENT

         2.1  Delivery of Company's  Stock to Escrow  Agent.  As required  under
Section 10.1(iv) of the Subscription Agreement, the Company and Holder shall deliver to the Escrow Agent the Registration Escrow at or prior to the Closing Date. Such additional common stock of the Company as is required to be delivered to the Escrow Agent pursuant to the Subscription Agreement shall be delivered to the Escrow Agent and shall be a portion of the Registration Escrow.

         2.2 Intention to Create Escrow Over Registration Escrow. The Holder and Company intend that the Registration Escrow shall be held in escrow by the Escrow Agent pursuant to this Agreement for their respective benefits as set forth herein.

         2.3 Escrow Agent to Hold Registration Escrow. The Escrow Agent shall hold and release the Registration Escrow only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III

                         RELEASE OF REGISTRATION ESCROW

         3.1 Subject to the provisions of Section 4.2, the Escrow Agent shall release the Registration Escrow as follows:

                  (a) Upon receipt by the Escrow Agent of a notice ("Notice of Release") signed by a Holder, reciting that a Holder is entitled to receive all or part of the Registration Escrow designated on Schedule A hereto in accordance with the terms of the Subscription Agreement, the Escrow Agent shall promptly deliver a copy of such Notice of Release to the Company. If the Escrow Agent does not receive from the Company within three (3) business days after notice is given to the Company by the Escrow Agent, a written notice of objection stating the reasons for the objection in accordance with the terms of the Subscription Agreement ("Notice of Objection") signed by the Company, or if the Escrow Agent shall within such period receive a written consent signed by the Company to such return, then the Escrow Agent shall deliver to the Holder that amount of the Registration Escrow as is called for in the Notice of Release; deliver to the Company the complementary portion of the Registration Escrow; and deliver to the Placement Agent the corresponding portion of the Placement Shares and Placement Agent Commissions as described in the Subscription Agreement and set forth on Schedule B hereto. If the Escrow Agent receives Notice of Objection from the Company within such three (3) business day period, the Escrow Agent shall continue to hold the Registration Escrow until otherwise authorized and directed to distribute the same pursuant to the provisions of Sections 3.3(c) or 3.3(d).

                  (b) Upon receipt by the Escrow Agent of a notice ("Notice of Delivery") signed by the Company stating that the Company is entitled to receipt of the Registration Escrow or any portion thereof, in accordance with the provisions of the Subscription Agreement, and stating the reasons therefor, the Escrow Agent shall promptly send a copy of such Notice of Delivery to the Holder. If the Escrow Agent does not receive from the Holder within three (3) business days after notice is given to the Holder by the Escrow Agent, a written Notice of Objection stating the reasons for the objection in accordance with the terms of the Subscription Agreement signed by the Holder, or if the Escrow Agent shall within such period receive a written consent signed by the Holder, then the Escrow Agent shall deliver the Registration Escrow or such portion thereof to the Company in accordance with the Notice of Delivery, deliver to the Holder the complementary portion of the Registration Escrow, and deliver to the Placement Agent the corresponding portion of the Placement Shares and Placement Agent Commissions described in the Subscription Agreement and set forth on Schedule B hereto. If the Escrow Agent receives a Notice of Objection from the Holder within such three (3) day period, then the Escrow Agent shall continue to hold the Registration Escrow until otherwise authorized and directed to distribute the same pursuant to the provision of Sections 3.3(c) or 3.3(d).

                  (c) Upon receipt by the Escrow Agent of a joint written instruction (a "Joint Instruction") signed by the Company and the Holder, it shall deliver the Registration Escrow in accordance with the terms of the Joint Instruction.

                  (d)  Upon   receipt  by  the  Escrow  Agent  of  a  final  and
non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Registration Escrow in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

         3.2 Acknowledgement of Company and Holder; Disputes. The Company and the Holder acknowledge that the only terms and conditions upon which the Registration Escrow are to be released are set forth in Section 3 and 4 of this Agreement. The Company and the Holder reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Registration Escrow. Any dispute with respect to the release of the Registration Escrow shall be resolved pursuant to Section 4.2 or by agreement between the Company and Holder.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

         4.1 Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

                  (a) The  Holder  and  Company  acknowledge  and agree that the
Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Holder or Company is entitled to receipt of the Registration Escrow pursuant to, the Subscription Agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and
(vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  (b) The Holder and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the right or powers conferred upon Escrow Agent by this Agreement. The Holder and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees and costs of outside counsel in defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Holder and Company under this Agreement and to no other person.

                  (c) The Holder and Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days' prior written notice of resignation to the Holder and the Company. Prior to the effective date of the resignation as specified in such notice, the Holder and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Registration Escrow to a substitute Escrow Agent selected by the Holder and Company. If no successor Escrow Agent is named by the Holder and Company, the Escrow Agent may apply to a court of competent jurisdiction in the state of New York or any federal court located in the state of New York for appointment of a successor Escrow Agent.

                  (e) The Escrow Agent does not have and will not have any interest in the Escrowed Stock or Registration Escrow, but is serving only as escrow holder, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

                  (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                  (g) The Escrow Agent shall be permitted to act as counsel for the Holder or the Company, as the case may be, in any dispute as to the disbursement of the Escrowed Stock or Registration Escrow or in any other dispute between the Holder and Company, whether or not the Escrow Agent is then holding the Escrowed Stock or Registration Escrow and continues to act as the Escrow Agent hereunder.

                  (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4.2 Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                  (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Stock or Registration Escrow, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Registration Escrow pending receipt of a Joint Instruction from the Holder and Company, or (ii) deposit the Registration Escrow with any court of competent jurisdiction in the state of New York, in which event the Escrow Agent shall give written notice thereof to the Holder and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Stock or Registration Escrow. The Escrow Agent shall have the right to retain counsel if Escrow Agent becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                  (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Holder and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

         5.1 Termination. This escrow shall terminate upon the release of all of the Registration Escrow or at any time upon the agreement in writing of the Holder and Company.

         5.2 Notices. All notices, request, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been received one (1) day after being sent by telecopy (with copy delivered by overnight courier):

                  (a)      If to the Company, to:

                           The Recovery Network, Inc.
                           1411 5th Street, Suite 250
                           Santa Monica, California 90401
                           (310) 393-5749 (Telecopier)


                           With a Copy by telecopier only to:

                           Parker, Chapin, Flattau & Klimpl, LLP
                           Attn: Henry Rothman, Esq.
                           1211 Avenue of the Americas
                           New York, New York 10036
                           (212) 704-6288 (Telecopier)


                  (b) If to the Holder, to: the addresses and telecopier numbers listed on Schedule A hereto.


                  (c)      If to the Escrow Agent, to:

                           Grushko & Mittman
                           Attorneys at Law
                           277 Broadway, Suite 801
                           New York, New York 10007
                           (212) 227-5865 (telecopier)


or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.
                                       -7-

         5.3 Interest. Within fifteen days after receipt by the Escrow Agent of the Registration Escrow, the Registration Escrow will be deposited and held in an interest bearing attorney's trust account. Interest will be payable in connection therewith to the party or parties entitled to receive the principal of the Registration Escrow (but not the Placement Agents), but only if such party has provided to the Escrow Agent a United States taxpayer identification number, reasonably requested documents and forms or satisfactory evidence that the intended recipient is exempt from United States and local taxation. The Escrow Agent may deduct from any amount due a party hereto the maximum amount reasonably believed by the Escrow Agent that will be charged to the Escrow Agent as tax by the United States and local tax authorities.

         5.4 Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

         5.5 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

         5.6 Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.7 Agreement. Each of the undersigned states that he has read the foregoing Shares Escrow Agreement and understands and agrees to it.

                                            THE RECOVERY NETWORK, INC.
                                            "Company"


                                            By:________________________________



                                            AUSTOST ANSTALT SCHAAN
                                            "Subscriber"


                                            By:________________________________

                                             BALMORE FUNDS S.A.
                                             "Subscriber"


                                             By:________________________________



                                             ESCROW AGENT:

                                             GRUSHKO & MITTMAN



                                             By:________________________________

         5.7. Agreement. Each of the undersigned states that he has read the foregoing Shares Escrow Agreement and understands and agrees to it.

                                            THE RECOVERY NETWORK, INC.
                                            "Company"


                                            By:________________________________


                                            BL SQUARED FOUNDATION
                                            "Subscriber"


                                            By:________________________________


                                            THE SARGON FUND, L.P.
                                            "Subscriber"


                                            By:_________________________________


                                           ZAKENI LTD.
                                           "Subscriber"


                                            By:________________________________



                                            -----------------------------------
                                            MARTIN CHOPP -"Subscriber"


                                            TLG REALTY
                                            "Subscriber"


                                            By:________________________________

                                            ESCROW AGENT:

                                            GRUSHKO & MITTMAN


                                            By:________________________________

                               SHARES -SCHEDULE A



SUBSCRIBERS                             REGISTRATION ESCROW               REGISTRATION             REGISTRATION
                                        COMPANY SHARES                    ESCROW                   ESCROW FUNDS
                                                                          WARRANTS
--------------------------------------- --------------------------------  ------------------------ ----------------------
AUSTOST ANSTALT SCHAAN                  Needed: 98,361                    9,000                    $225,000
7440 Fuerstentum                        Short: 42,213
Lichenstein
Landstrasse 163                         Deposited: 56,148
Fax: 011-431-534532895
--------------------------------------- --------------------------------  ------------------------ ----------------------
BALMORE FUNDS S.A.                      Needed: 98,361                    9,000                    $225,000
P.O. Box 4603                           Short: 42,213
Zurich, Switzerland
Fax: 011-411-201-6262                   Deposited: 56,148
--------------------------------------- --------------------------------  ------------------------ ----------------------
ZAKENI LTD.                             Needed: 65,573                    6,000                    $150,000
c/o Betuvo AG                           Short: 28,141
Baarer Strasse
73 Postsach 2121                        Deposited: 37,432
6302 ZUG, Switzerland
Fax: 416-638-5023
--------------------------------------- --------------------------------  ------------------------ ----------------------
BL SQUARED FOUNDATION                   Needed: 26,229                    2,400                    $ 60,000
274 Madison Avenue                      Short: 11,256
New York, NY 10016
Tax ID: 13-7104062                      Deposited: 14,973
Fax: 212-770-3218
--------------------------------------- --------------------------------  ------------------------ ----------------------
THE SARGON FUND, L.P.                   Needed: 19,672                    1,800                    $ 45,000
20 Adele Road                           Short: 8,442
Cedarhurst, NY 11516
Attn: Jennifer Spinner                  Deposited: 11,230
Tax ID:
Fax: 516-371-6999
--------------------------------------- --------------------------------  ------------------------ ----------------------
MARTIN CHOPP                            Needed: 13,114                    1,200                    $ 30,000
1129 East 22nd Street                   Short: 5,628
Brooklyn, NY 11210
Tax ID: ###-##-####                     Deposited: 7,486
Fax: 718-854-3342
--------------------------------------- --------------------------------  ------------------------ ----------------------
TLG REALTY                              Needed: 6,557                     600                      $ 15,000
c/o Melo                                Short: 2,814
525 West 52nd Street
New York, NY 10019                      Deposited: 3,743
Fax: 212-974-8315
--------------------------------------- --------------------------------  ------------------------ ----------------------
TOTALS                                  Needed: 327,867                   30,000                   $750,000
                                        Short: 140,707

                                        Deposited: 187,160
======================================= ================================  ======================== ======================



                               SHARES -SCHEDULE B



PLACEMENT AGENT                         REGISTRATION ESCROW -                       REGISTRATION ESCROW
                                        PLACEMENT SHARES                            -PLACEMENT AGENT
                                                                                    COMMISSIONS
--------------------------------------- ------------------------------------------- ---------------------------------
ELLIS ENTERPRISES LTD.                  9,836                                       $22,500
London, England
NW2 7UF
Fax: 011-441-814509004
--------------------------------------- ------------------------------------------- ---------------------------------
LIBRA FINANCE S.A.                      3,279                                       $ 7,500
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
--------------------------------------- ------------------------------------------- ---------------------------------
TOTALS                                  13,115                                      $30,000
======================================= =========================================== =================================